UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
First Albany Companies Inc.
(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
677 Broadway, Albany, New York 12207
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (518) 447-8500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES
EX-99.1: PRESS RELEASE

Item 8.01 Other Events
On May 31, 2006, First Albany Companies Inc. (the “Company”), issued a press release announcing the repayment of $13.6 million in loans which were scheduled to mature on June 15, 2006. A copy of the press release is furnished with this Form 8-K as exhibit 99.1.
(c) Exhibits.
Exhibit 99.1 — Press Release of First Albany Companies Inc. dated May 31, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.
By:	/s/ Alan P. Goldberg
Name:	Alan P. Goldberg
Title:	President and Chief Executive Officer

Date: May 31, 2006